Exhibit 10.2

PREMIERE GLOBAL SERVICES, INC.
FIRST AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

        This First Amendment to the Amended and Restated Employment Agreement (the “First Amendment”) is made and entered into by and between PREMIERE GLOBAL SERVICES, INC., a Georgia corporation (the “Company”), and THEODORE P. SCHRAFFT (the “Employee”), dated as of December 21, 2007.

BACKGROUND STATEMENT:

        WHEREAS, the Company and the Employee entered into that certain Amended and Restated Employment Agreement on September 15, 2006, to be effective as of July 20, 2006 (the “Original Agreement”); and

        WHEREAS, the Compensation Committee of the Board of Directors of the Company and the Employee have determined that it is in their best interests to amend the Original Agreement as set forth herein to include special provisions intended to ensure compliance with Internal Revenue Code Section 409A relating to deferred compensation;

        NOW, THEREFORE, in consideration of and reliance upon the foregoing and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Employee hereby amend the Original Agreement as follows:

        1. Section 4.2(b) of the Original Agreement is hereby deleted in its entirety and amended and restated as follows:

As a condition to the payment of these severance amounts, the Employee will sign a release and waiver of claims in substantially the form set forth in Exhibit A hereto (the “Release”). The Release must be signed and returned to the Company within the period of time designated by the Company (not less than seven (7) and not more than sixty (60) days following the Employee’s receipt of such Release), and any revocation period required by law or applicable regulation with respect to the release and waiver of claims contained in the Release must expire without the Employee’s revoking or causing it to be revoked. Subject to Section 8 hereof, the amounts in clauses (C) and (D) will be payable in cash in a lump sum within seventy-five (75) days following the Termination Date (the actual date during such period to be determined by the Company in its sole discretion).

         2. Except as otherwise provided herein, the terms and conditions of the Original Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this First Amendment on the date hereof.

PREMIERE GLOBAL SERVICES, INC.

By:	/s/ Boland T. Jones Boland T. Jones Chief Executive Officer

EMPLOYEE /s/ Theodore P. Schrafft Theodore P. Schrafft

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